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                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                         DAY'S MOLDING & MACHINERY, LLC,

                         GOLSTON ACQUISITION CORPORATION

                                       AND


                        INTEGRATED SECURITY SYSTEMS, INC.


                                  MAY 27, 1999
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                                TABLE OF CONTENTS

1.     DEFINITIONS................................................................................................1

2.     PURCHASE AND SALE OF SHARES................................................................................6
       (a)    Basic Transaction...................................................................................6
       (b)    Purchase Price; Purchase Price Adjustment...........................................................6
              (i)     Payment at Closing..........................................................................6
              (ii)    Adjustment Procedure........................................................................7
       (c)    The Closing.........................................................................................7
       (d)    Deliveries at the Closing...........................................................................8

3.     REPRESENTATIONS AND WARRANTIES OF SELLER...................................................................9
       (a)    Representations and Warranties Concerning Seller....................................................9
              (i)     Organization of Seller......................................................................9
              (ii)    Authorization of Transaction................................................................9
              (iii)   Noncontravention............................................................................9
              (iv)    Brokers'Fees...............................................................................10
              (v)     Shares.....................................................................................10
              (vi)    All Environmental Documents................................................................10
       (b)    Representations and Warranties Concerning the Company..............................................10
              (i)     Organization, Qualification, and Power.....................................................10
              (ii)    Capitalization.............................................................................10
              (iii)   Noncontravention...........................................................................11
              (iv)    Brokers'Fees...............................................................................11
              (v)     Financial Statements.......................................................................11
              (vi)    Title to Tangible Assets...................................................................11
              (vii)   Inventories................................................................................12
              (viii)  Accounts Receivable........................................................................12
              (ix)    Absence of Undisclosed Liabilities.........................................................12
              (x)     Events Subsequent to Most Recent Fiscal Month End..........................................13
              (xi)    Product Warranty...........................................................................14
              (xii)   Licenses and Permits.......................................................................14
              (xiii)  Legal Compliance...........................................................................14
              (xiv)   Tax Matters................................................................................14
              (xv)    Real Property..............................................................................15
              (xvi)   Intellectual Property......................................................................16
              (xvii)  Contracts..................................................................................16
              (xviii) Litigation.................................................................................18
              (xix)   Employees..................................................................................18
              (xx)    Employee Benefits..........................................................................18
              (xxi)   Environmental, Health and Safety...........................................................19
              (xxii)  Insurance..................................................................................20
              (xxiii) Customers..................................................................................20
              (xxiv)  Vendors....................................................................................20
              (xxv)   Conflicts of Interest......................................................................20


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
4.     REPRESENTATIONS AND WARRANTIES OF BUYER...................................................................21
       (a)    Organization of the Buyer..........................................................................21
       (b)    Authorization of Transaction.......................................................................21
       (c)    Brokers'Fees.......................................................................................21
       (d)    Noncontravention...................................................................................21
       (e)    Litigation.........................................................................................21
       (f)    Investment Intent..................................................................................22

5.     THERE IS NO SECTION 5.....................................................................................22

6.     POST-CLOSING COVENANTS....................................................................................22
       (a)    General............................................................................................22
       (b)    Transition.........................................................................................22
       (c)    Non-Competition; Non-Solicitation..................................................................22
       (d)    Mutual Assistance and Records......................................................................23

7.     THEREIS NO SECTION 7......................................................................................23

8.     THEREIS NO SECTION 8......................................................................................23

9.     ADDITIONAL AGREEMENTS.....................................................................................23
       (a)    Survival of Representations, Warranties and Covenants..............................................23
       (b)    Indemnification....................................................................................24

10.    TAXES    28

11.    OFFSET   29

12.    MISCELLANEOUS.............................................................................................29
       (a)    Press Releases and Public Announcements............................................................29
       (b)    No Third Party Beneficiaries.......................................................................29
       (c)    Entire Agreement...................................................................................29
       (d)    Succession and Assignment..........................................................................29
       (e)    Counterparts.......................................................................................29
       (f)    Headings...........................................................................................29
       (g)    Notices............................................................................................29
       (h)    Governing Law......................................................................................30
       (i)    Amendments and Waivers.............................................................................30
       (j)    Severability.......................................................................................30
       (k)    Expenses...........................................................................................30
       (l)    Construction.......................................................................................31
       (m)    Incorporation of Exhibits and Schedules............................................................31


LIST OF SCHEDULES................................................................................................33

LIST OF EXHIBITS.................................................................................................34


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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is entered into as of May 27, 1999 (this "Agreement") by and among Day's Molding & Machinery, LLC, a Delaware limited liability company ("Parent"), Golston Acquisition Corporation, a Delaware corporation ("Buyer"), and Integrated Security Systems, Inc., a Delaware corporation ("Seller"). Parent, Buyer and Seller are collectively referred to herein as the "Parties."

                                   WITNESSETH:

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, on the following terms and conditions, all of the issued and outstanding shares of all of the capital stock (the "Shares") of Golston Company, a Texas corporation ("Company"); and

         WHEREAS, Parent owns all of the issued and outstanding stock of Buyer, and desires to facilitate Buyer's purchase of the shares.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration had and received, Buyer and Seller, on the basis of and in reliance upon the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:

1.       DEFINITIONS.

         "ACCOUNTANTS" has the meaning set forth in Section 2(b)(iii).

         "ACCOUNTS RECEIVABLE" means all accounts receivable, excluding all accounts receivable due to the Company by Seller, but including, without limitation, all trade accounts receivable, notes receivable from customers and accounts receivable from employees, all obligations from customers for products shipped or delivered and for services performed but unbilled and all other obligations from customers with respect to sales of goods or performance of services, whether or not evidenced by a note.

         "ADJUSTMENT AMOUNT" has the meaning set forth in Section 2(b)(ii) below.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AGREEMENT" has the meaning set forth in the preface above.

         "BUSINESS" shall mean the business operated by the Company at any time since October 2, 1998.

         "BUYER" has the meaning set forth in the preface above.


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         "BUYER GROUP" has the meaning set forth in Section 9(b) below.

         "CERCLA" has the meaning set forth in Section 3(b)(xxi) below.

         "CLOSING" has the meaning set forth in Section 2(c) below.

         "CLOSING BALANCE SHEET" means the balance sheet of the Company as of the Closing Date.

         "CLOSING DATE" has the meaning set forth in Section 2(c) below.

         "CLOSING NET ASSET VALUE" means the Net Asset Value as of the Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY" has the meaning set forth in the recitals above.

         "CONTRACTS" has the meaning set forth in Section 3(b)(xvii) below.

         "DELIVERY DATE" has the meaning set forth in Section 2(b)(iii) below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL DOCUMENTS" means all documents relating to Environmental and Safety Requirements in the possession of or under the control of Seller, its agents, employees, representatives, counsel and consultants, all of which have been provided to Buyer.

         "ENVIRONMENTAL LAWS" shall mean any federal, state, local or foreign laws relating to public health and safety, worker health and safety, or pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of Foreign Materials into ambient air, surface water, ground water, or lands, both surface and subsurface, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Foreign Materials and any common law theories relating thereto and any rules, regulations, codes, plans, judgments, orders, decrees, stipulations, agreements, injunctions, charges, notices and demand letters issued, entered, promulgated or approved under such laws or theories.

         "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all of the terms and conditions of all


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permits, licenses, certificates, approvals and other authorizations which are required under or pursuant to, and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in or required by, all applicable Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3(b)(v) below.

         "FOREIGN MATERIALS" shall mean pollutants, contaminants and chemical, industrial and hazardous materials and wastes, and shall include, but not be limited to, substances regulated under any of the Environmental Laws. Foreign Materials shall specifically include, but not be limited to, the following substances: chlorobenzene, dichlorobenzene, methylene chloride, aluminum, chromium, petroleum hydrocarbons and petroleum derived substances, and any other substance identified as present on any property referenced in the Environmental Documents or subject to any Environmental and Safety Requirements applicable to the Business.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GOLSTON NOTE" has the meaning set forth in Section 2(b)(i) below.

         "INCOME TAX" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "INDEMNITEE" has the meaning set forth in Section 9(b) below.

         "INDEMNITOR" has the meaning set forth in Section 9(b) below.

         "INTERCOMPANY DEBT" has the meaning set forth in Section 2(b)(i) below.

         "INVENTORIES" has the meaning set forth in Section 3(b)(vii) below.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 3(b)(xvi) below.

         "KNOWLEDGE" means, with respect to an individual, actual knowledge of a particular fact or other matter or which fact or other matter a prudent individual could be expected to discover or become aware of in the course of conducting a reasonably comprehensive investigation.

         "LICENSES" has the meaning set forth in Section 3(b)(xii) of this Agreement.

         "LOSSES" has the meaning set forth in Section 9(b) below.

         "MANAGERS" shall mean each of Brian Zimmerman and Danny Keller.

         "MATERIAL ADVERSE EFFECT" means the result of any change, event, occurrence or state of facts which is, or which would reasonably be expected to lead to, a materially adverse change


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upon the assets, liabilities, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Business or the Company.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 3(b)(v) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(b)(v) below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "NET ASSET VALUE" means, as of the Closing Date and after giving effect to the repayment of any Third Party Debt of the Company (whether or not such repayment is to be made out of the Purchase Price payable at Closing and Intercompany Debt), the Company's total assets, determined in accordance with GAAP (consistent with past practice if such past practice is in accordance with GAAP), less the liabilities of the Company that would be required to be reflected on a balance sheet in accordance with GAAP (consistent with past practice if such past practice is in accordance with GAAP).

         "NON-COMPETE AGREEMENTS" has the meaning set forth in Section 2(b)(i).

         "NON-COMPETITION PERIOD" has the meaning set forth in Section 6(c) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARENT" means Day's Molding and Machinery, LLC, a Delaware limited liability company.

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITTED LIENS" means liens for taxes not yet due.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PRODUCTS" has the meaning set forth in Section 6(c) below.

         "PROPRIETARY RIGHTS AGREEMENT" has the meaning set forth in Section 3(b)(xix) below.

         "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

         "RELATED AGREEMENTS" means the Stock Purchase Agreement dated November 7, 1996 between Seller and S. Webb Golston; the Secured Promissory Note dated December 31, 1996 by


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Seller in favor of S. Webb Golston; the three Consulting Agreements and
Covenants not to Compete dated December 31, 1996 between the Company and S. Webb Golston, Roxanne Golston Sandefur and MPA Modular, L.L.C., respectively; the three Guaranty Agreements dated December 31, 1996 between the Seller and S. Webb Golston, Roxanne Goldston Sandefur and MPA Modular, L.L.C., respectively.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

         "SECTION 338(h)(10) ELECTIONS" has the meaning set forth in Section 10 below.

         "SECTION 338(h)(10) FORMS" has the meaning set forth in Section 10 below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface above.

         "SHARE" has the meaning set forth in the Recitals to this Agreement.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "SURVIVAL DATE" has the meaning set forth in Section 9(a) below.

         "TAX" OR "TAXES" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

         "TAX RETURN" means any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax


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of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "THIRD PARTY DEBT" means non-Ordinary Course of Business debt, including interest-bearing indebtedness to banks and others as more fully set forth on the Schedule of Third Party Debt attached hereto.

2.   PURCHASE AND SALE OF SHARES.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell and deliver to Buyer, all the Shares for the consideration specified below in this Section 2, free and clear of all security interests, claims and restrictions. Seller shall also assign to Buyer all of Seller's right, title and interest in and to the Related Agreements, by the Assignments in the form attached hereto as Exhibit 2(a).

         (b) Purchase Price; Purchase Price Adjustment.

             (i) Payment at Closing. Buyer agrees to pay to Seller at the Closing $3,300,000 (the "Purchase Price") subject to the Adjustment Amount consisting of: (1) $3,190,000 in cash by wire transfer upon receipt of funds from Buyer's lender, (2) $10,000 earnest money already paid by Buyer to Seller, and (3) a $100,000 Subordinated Note bearing interest at 8% per annum, in the form of Exhibit 2(b)(1) attached hereto. In addition, Buyer agrees to: (A) discharge or assume and indemnify Seller against the balance payable under a certain Note payable to the Golston Family Partnership, which Note is attached hereto as Exhibit 2(b)(2) (the "Golston Note"), not to exceed $1,245,170; and (B) to assume the Seller's obligations as guarantor under the three Guaranty Agreements of three Consulting Agreements and Covenants not to Compete with S. Webb Goldston, Roxanne Goldston Sandefur and MPA Modular, L.L.C., such Guaranty Agreements and Consulting Agreements and Covenants not to Compete attached hereto as
         Exhibit 2(b)(3). Schedule 2(b)(i) sets forth all intercompany receivables and payables between Seller and the Company (the "Intercompany Debt"). As of the Closing, Seller shall contribute to the Company all Intercompany Debt payable to Seller and shall furnish to Buyer evidence of such contribution, satisfaction and release of all Intercompany Debt.

             (ii) Adjustment Amount. The cash portion of the Purchase Price shall be increased by the amount that the Closing Net Asset Value exceeds $1,284,773 or decreased by the amount that the Closing Net Asset Value is less than $1,284,773, as applicable.

             (iii) Adjustment Procedure. Seller has, or has caused its certified public accountants to, take a physical inventory at May 1, 1999. Within ten (10) days of the Closing, Seller will deliver to Buyer the Closing Balance Sheet, together with a computation of the Net Asset Value and the workpapers and back-up materials used in connection with the preparation of the Closing Balance Sheet (the date of such delivery, the "Delivery Date"). Within ten (10) days of the Delivery Date, Buyer shall deliver to Seller Buyer's calculation of the Net Asset Value. The Parties shall attempt


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         in good faith to mutually agree upon the Net Asset Value to be used to calculate the Adjustment Amount. If the Parties are unable to agree upon the Net Asset Value within ten (10) days of the delivery of Buyer's calculation of the Net Asset Value to Seller, Seller shall mutually agree upon and engage a firm of certified public accountants (the "Accountants") to conduct an audit of the Closing Balance Sheet and to calculate the Net Asset Value. The issues in dispute will be submitted to the Accountants for resolution and: (A) each Party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that Party (or its accountants), (B) the Parties will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; and (C) the determination by the Accountants, as set forth in a notice delivered to both Parties by the Accountants, will be not less than the Net Asset Value calculated by Buyer and not more than the Net Asset Value calculated by Seller, and will be binding and conclusive on the Parties. The fees and costs of such resolution by the Accountants will be borne by the Party whose calculation of the Net Asset Value differs most from such calculation of the Accountants. On the tenth business day following the final determination of the Adjustment Amount, if the Adjustment Amount increases the Purchase Price, Buyer will pay the Adjustment Amount to Seller and if the Adjustment Amount decreases the Purchase Price, Seller will pay the Adjustment Amount to Buyer. All payments will be made, together with interest at 7 percent compounded annually beginning on the Closing Date and ending on the date of payment, in immediately available funds. Payments to Seller or Buyer must be made by wire transfer to such bank account as such Party shall specify. For purposes of determining Net Asset Value, the accrual of Federal income taxes shall be made in accordance with GAAP and applicable Federal income tax law, but shall recognize that the Company shall be included in Seller's consolidated Federal income tax return through and including the Closing Date.

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of, Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas, commencing at 10:00 a.m. local time on May 27, 1999, unless another date is otherwise mutually determined by the parties (the "Closing Date").

         (d) Deliveries at the Closing. At the Closing,

             (i) Seller will deliver to Buyer:

                 (A) good standing certificate for the Company;

                 (B) good standing certificate for Seller;

                 (C) certified copies of the Company's Article of Incorporation;

                 (D) consent of the directors of Seller to the transaction;

                 (E) stock certificates representing all the Shares, endorsed in blank or accompanied by duly executed assignment documents;

                 (F) employment contracts with the Company, executed by each of the Managers, which is satisfactory to Buyer;

                 (G) evidence satisfactory to Buyer that all Intercompany Debt has been paid off or released;



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                 (H) evidence satisfactory to Buyer that the UCC Financing
             Statements in favor of the Frost National Bank, d/b/a Frost Capital Group, have been terminated;

                 (I) evidence satisfactory to Buyer that the UCC Financing
             Statements in favor of Renaissance Capital Growth Income Fund III, Inc. have been terminated;

                 (J) the original Secured Promissory Note dated December 31,
             1996 by Seller in favor of S. Webb Golston;

                 (K) Assignment & Assumption Agreements executed by Seller for each of the Related Agreements;

                 (L) resignations of all directors and officers of the Company from all positions held with the Company; and

                 (M) the Consent, Termination and Release, in the form of
             Exhibit 2(d) attached hereto, executed by Seller terminating the Security Agreement dated December 31, 1996 by the Company in favor of S. Webb Golston, and evidence that the Company and the collateral described in the Security Agreement has been released from any further obligation thereunder.

             (ii) Buyer will deliver to Seller:

                  (A) good standing certificate for Parent;

                  (B) good standing certificate for Buyer;

                  (C) certified copy of Parent's Certificate of Formation;

                  (D) certified copy of Buyer's Certificate of Incorporation;

                  (E) consent of the directors of Parent to the transaction;

                  (F) consent of the directors of the Company to the
             transaction;

                  (G) the consideration specified in Section 2(b)(i) above;

                  (H) the Subordinated Note;

                  (I) Parent guaranty of the Subordinated Note; and

                  (J) Assignment & Assumption Agreements for each of the Related
             Agreements executed by Buyer or Parent, as applicable.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER.

         (a) Representations and Warranties Concerning Seller. Seller represents and warrants to Buyer that the representations and warranties made by Seller in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to itself, except as set forth in the
Section 3(a) Schedules attached hereto.

             (i) Organization of Seller. Seller is a corporation and is duly organized, validly existing, and in good standing under the laws of the state of Delaware.

             (ii) Authorization of Transaction. Seller has full corporate power and authority (including full entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or


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         governmental agency in order to consummate the transactions contemplated by this Agreement.

             (iii) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, injunction, judgment, order or decree of any government, governmental agency, or court to which Seller is subject or any provision of its organizational documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject.

             (iv) Brokers' Fees. Except as set forth on Schedule 3(a)(iv), Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company could become liable or obligated.

             (v) Shares. Seller is and will at Closing be the sole holder of record and beneficial owner of the Shares. The Shares consist of 1,000 shares of common stock of the Company and are owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as set forth in Schedule 3(a)(v), Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any of the Shares (other than this Agreement), nor is Seller a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Shares.

             (vi) All Environmental Documents. Seller has provided to Buyer for its examination and review all Environmental Documents.

         (b) Representations and Warranties Concerning the Company. Seller represents and warrants to Buyer that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3(b)), except as set forth in the Section 3(b) Schedules attached hereto.

             (i) Organization, Qualification, and Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas; and is duly qualified and in good standing in each foreign jurisdiction listed in Schedule 3(b)(i)(A) where such qualification is required. The Company has the full power and authority to carry on its business and to own and use the properties owned and used by it. Schedule 3(b)(i)(B) lists the directors and officers of the Company.

             (ii) Capitalization. The authorized and issued equity of the Company consists solely of 1,000 shares of common stock, par value $.01, of which the Shares are the only Shares issued and outstanding. All the Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized equity appreciation, phantom equity, profit participation, or similar rights with respect to the Company.

             (iii) Noncontravention. Except as set forth in Schedule 3(b)(iii)(A), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, or order of any government or court to which the Company is subject or any provision of the articles of incorporation or bylaws of the Company or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, terminate or cancel any material agreement, contract, lease, license or instrument to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, cancellation, or Security Interest would not have a Material Adverse Effect or impair the ability of the Seller to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 3(b)(iii)(B), the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Seller to consummate the transactions contemplated by this Agreement, except where the failure to give notice would not impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

             (iv) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

             (v) Financial Statements. Attached hereto as Schedule 3(b)(v) are the following financial statements (collectively the "Financial Statements"): (A) unaudited balance sheet and statement of income as of and for the fiscal year ended June 30, 1998 and the six months ended June 30 1997 for the Company, and (B) unaudited balance sheet and statement of income (the "Most Recent Financial Statements") as of and for the ten months ended March 31, 1999 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; subject, in the case of the Most Recent Financial Statements, to normal year-end adjustments (the effect of which will not be materially adverse and the absence of notes thereto).

             (vi) Title to Tangible Assets. Except for Permitted liens the Company has good title to, or a valid leasehold interest in, the material tangible assets it uses regularly in the conduct of the Business. All such tangible assets are in good condition and repair, subject to normal wear and tear, and fit for their current use by the Business, and are not in violation of applicable zoning or other laws. Except for the Cincinnati Milacron 75-ton plastic injection molding press, which is transferred as is, none of the tangible assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature and cost. The buildings, plants, structures and equipment of the Company are sufficient for the continued conduct of the Business after Closing in substantially the same manner as before Closing.

             (vii) Inventories. Except as et forth on Schedule 3(b)(vii), all inventories of the Company (A) are properly reflected on the Company's books and records in accordance with GAAP consistently applied at the lower of cost or fair market value on a first in, first out basis, and
         (B) consist of a quality and quantity useable and, with respect to finished goods, saleable in the Ordinary Course of Business without rework or discount and are not obsolete, slow-moving, or damaged (the "Inventories").

             (viii) Accounts Receivable. Set forth on Schedule 3(b)(viii) is a list of all the Accounts Receivable of the Company and an aging schedule relating thereto, each as of June 30, 1998 and March 31, 1999. The Accounts Receivable of the Company (A) are valid receivables arising from sales actually made or services actually performed in the Ordinary Course of Business, (B) are properly reflected on the Financial Statements and the Most Recent Financial Statements in accordance with GAAP consistently applied, and (C) are not and will not be subject to any valid counterclaim, deduction, credit, setoff or offset (unless reflected in the reserve for doubtful Accounts Receivable on the Most Recent Financial Statements). Unless paid prior to the Closing, the Accounts Receivable are or will be as of the Closing current and collectible net of the respective reserves for doubtful Accounts Receivable shown on the Financial Statements and the Most Recent Financial Statements (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing, will not represent a greater percentage of the Accounts Receivable as of the Closing than the reserve reflected in the Financial Statements and the Most Recent Financial Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. If as of 90 days following the Closing Date the Company has collected amounts of Accounts Receivable existing as of the Closing Date and reflected in the Net Asset Value as finally determined which exceed the difference between the gross Accounts Receivable and the reserve for doubtful accounts existing as of the Closing Date and reflected in the Net Asset Value as finally determined, then the Buyer shall cause the Company to pay promptly that excess to Seller.

             (ix) Absence of Undisclosed Liabilities. Except as provided on
         Schedule 3(b)(ix), the Company has no debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any transaction, series of transactions, action or inaction, at or prior to the Closing, or any state of facts or condition existing at or prior to the Closing (regardless of when any such liability or obligation is asserted), including, without limitation, Taxes with respect to or based upon transactions or events occurring on or before the Closing, except (A) liabilities and obligations under agreements, contracts, leases or commitments described on Schedule 3(b)(xvii)(A) or entered into in the Ordinary Course of Business and not required by Schedule 3(b)(xvii)(A) to be disclosed thereon (in all cases none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand), and (B) liabilities and obligations to the extent specifically reflected and reserved against on the Financial Statements and Most Recent Financial Statements.

             (x) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any event or development (other than economic conditions generally affecting and known to the plastics injection molding business) that could have a Material Adverse Effect. Since the Most Recent Fiscal Month End the Company has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business. In particular, there has not been any:

                 (A) change in the Company's authorized or issued capital stock;
             grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                 (B) amendment to the organizational documents of the Company;

                 (C) payment or increase by the Company of any bonuses,
             salaries, fees or other compensation to the Seller or any director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any employee, director, or officer;

                 (D) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or, other employee benefit plan for or with any employees of the Company;

                 (E) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

                 (F) entry into, termination of, or receipt of notice of
             termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or
             (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least Ten Thousand Dollars ($10,000);

                 (G) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property;

                 (H) cancellation or waiver of any claims or rights with a value to the Company in excess of Ten Thousand Dollars ($10,000);

                 (I) material change in the accounting methods used by the
             Company; or

                 (J) agreement, whether oral or written, by the Company to do any of the foregoing.

             (xi) Product Warranty. All products manufactured, distributed or sold by the Company at any time prior to the Closing have been in conformity with all applicable contractual commitments and all express or implied warranties. Except as described on Schedule 3(b)(xi), no liability exists for replacement thereof or other damages in connection with such sales or deliveries at any time prior to the Closing Date. No products heretofore sold by the Company are now subject to any guarantee or warranty except to the extent of the Company's standard terms and conditions of sale. Set forth in Schedule 3(b)(xi) are the standard forms of product warranties and guarantees used by the Company, and copies of all other material outstanding product warranties and guarantees.

             (xii) Licenses and Permits. Schedule 3(b)(xii) contains a complete listing and summary description of all material permits, licenses, certificates, approvals and other authorizations of federal, state and local governments or similar rights (collectively, the "Licenses") used by the Company in the conduct of the Business. Except as indicated in
         Schedule 3(b)(xii), the Company owns or possesses all right, title and interest in and to all the Licenses that are necessary to own and operate its assets and to conduct the Business as presently conducted or as currently proposed to be conducted. The Company is in compliance in all material respects with the terms and conditions of such Licenses and has received no notices and neither Seller nor the Company has knowledge that the Company is in violation of any of the terms or conditions of such Licenses. The Company has taken all necessary action to obtain and to maintain such Licenses. No loss or expiration of any such License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof.

             (xiii) Legal Compliance. The Company has complied with all applicable laws of federal, state and local governments, except where the failure to comply would not have a Material Adverse Effect.

             (xiv) Tax Matters.

                   (A) All Tax Returns filed by the Company are true, correct and complete in all material respects. The Company has filed all Tax Returns that it was required to file and has paid all Taxes shown thereon as owing, and there are no grounds for the assertion or assessment of any additional Taxes against the Company or its assets with respect to such periods. All such Tax Returns are true and accurate in all material respects. Schedule 3(b)(xiv) sets forth a list of all such Tax Returns filed since December 31, 1996.

                   (B) Except as set forth on Schedule 3(b)(xiv), the U.S.
             federal and state income Tax Returns of the Company have not been audited by the Internal Revenue Service or relevant state tax authorities. The Company has not waived any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to any Tax assessment or deficiency.

                   (C) Except as set forth on Schedule 3(b)(xiv), the Company is not a party to any Tax allocation or sharing agreement nor has a current or potential contractual obligation to indemnify any other Person with respect to Taxes.

                   (D) Except as set forth on Schedule 3(b)(xiv), there is no action, suit, taxing authority proceeding or known audit now in progress pending or to the Seller's knowledge, threatened against or with respect to the Company with respect to any Tax.

                   (E) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                   (F) The charges, accruals, and reserves with respect to Taxes on the Financial Statements and the Most Recent Financial Statements are adequate (determined in accordance with GAAP). The accruals of Federal income taxes shall be made in accordance with GAAP and applicable Federal income tax law, but shall recognize that the Company shall be included in Seller's consolidated Federal income tax return through and including the Closing Date.

                   (G) Copies of all U.S. Federal Income Tax Returns, tax
             examination reports and statements of deficiencies assessed against, or agreed to with respect to the Company with respect to the last two years have been made available to Buyer.

                   (H) The only states, territories and jurisdictions (whether foreign or domestic) in which the Company is required to file Tax Returns relating to the Business are Texas.

             (xv) Real Property.

                  (A) Schedule 3(b)(xv)(A) lists all real property that the
             Company owns. With respect to each such parcel of owned real property, and except for matters which would not have a Material Adverse Effect:

                      the Company has good and indefeasable title to the parcel
                of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character;

                      there are no leases or subleases granting to any Person
                the right of use or occupancy of any portion of the parcel of real property; and

                      there are no outstanding options or rights of first
                refusal to purchase the parcel of real property, or any portion thereof or interest therein.

                   (B) Schedule 3(b)(xv)(B) lists all real property leased or subleased to the Company. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Schedule 3(b)(xv)(B) (as amended to date). Each lease and sublease listed in
             Schedule 3(b)(xv)(B) is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect.

             (xvi) Intellectual Property. Schedule 3(b)(xvi) identifies each patent, trademark or copyright registration which has been issued to the Company with respect to any of its intellectual property (the "Intellectual Property"), and identifies each pending patent, trademark or copyright application for registration which Company has made with respect to any of its Intellectual Property. The Company has not granted any licenses or other rights to any third party with respect to the Intellectual Property and no third party has granted any licenses or other rights to the Company with respect to such Intellectual Property. The Company owns or has the valid right to use all the Intellectual Property necessary for the operation of the Business as presently conducted. No claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made, is currently outstanding or to the Knowledge of Seller is threatened, and there are no grounds for any such claim. The Company has not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is the Seller aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as presently conducted. The Company is the exclusive owner of all internally developed prospect lists, customer lists, projections, analyses, and market studies, free and clear of all restrictions whatsoever, and has the unrestricted right to use any other such materials used by the Company but not internally developed.

                   (xvii) Contracts. Schedule 3(b)(xvii)(A) sets forth a complete and accurate description of all written and oral contracts or agreements to which the Company is a party, and the performance of which (A) is material to the business, financial conditions, operations of the Company, (B) involves (1) a guaranty, indemnity, or power of attorney, (2) a sharing of payment or joint venture, (3) a sales agency, representation, distributorship or franchise agreement, (4) restrictions on competition, (5) collective bargaining, works council, or union representation, or (6) an obligation in excess of [$10,000],
         (C) is not terminable upon 30 days' notice without liability, (D) has resulted or will result in a loss to the Company, or (E) is not in the Ordinary Course of Business of the Company (collectively, the "Contracts"). Seller has delivered to Buyer a correct and complete copy of each contract or other agreement listed in Schedule 3(b)(xvii)(A) (as amended to date). Each of the Contracts is valid, binding and enforceable obligation of the Company and the other parties thereto. In particular, without limiting the foregoing, except as set forth in
         Schedule 3(b)(xvii)(B):

                          (A) the Company is, and at all times since the date of
                   the relevant Contract has been in full compliance with all material terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                          (B) to the knowledge of Seller, each other Person that
                   has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since the date of the relevant Contract has been, in full compliance with all material terms and requirements of such Contract;

                          (C) to the knowledge of Seller, no event has occurred
                   or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract;

                          (D) the Company has not given or received from any
                   Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract;

                          (E) there are no renegotiations of, attempts to
                   renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation; and

                          (F) the Contracts relating to the sale, design,
                   manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any laws or other legal requirement.

                   (xviii) Litigation. Except as set forth on Schedule 3(b)(xviii), there is no pending action, suit or proceeding: (i) that has been commenced by or against the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the execution and performance of this Agreement or the transactions contemplated hereby. To the knowledge of Seller, no such proceeding has been threatened and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding. The actions, suits or proceedings set forth on Schedule 3(b)(xviii) will not have a Material Adverse Effect on the Business, assets, condition or prospects of the Company. Schedule 3(b)(xviii) sets forth each instance in which the Company is subject to any outstanding injunction, judgment or order. The Company is in full compliance with the terms and requirements of all such injunctions, judgments or orders to which it is subject, and no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation thereof or failure to comply therewith.

                   (xix) Employees. To the knowledge of Seller, no key employee and no group of employees has any plans to terminate employment with the Company. Except as set forth on Schedule 3(b)(xix), no employee or director is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect the performance of his/her duties as an employee or director of the Company. The Company is in compliance with and has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other Taxes. There are no administrative charges or court complaints or investigations pending or, to the knowledge of Seller threatened against the Company before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor. There is no unfair labor practice charge or complaint pending or to the Knowledge of Seller threatened against the Company before the National Labor Relations Board or any similar state or local body. Within the last three years, the Company has not experienced any union organization attempts, labor disputes or work stoppage, or slow downs due to labor disagreements. There is no labor strike, dispute or work stoppage or slow down pending or to the Knowledge of Seller threatened with respect to the Company. There is no grievance or arbitration proceeding pending which could have a Material Adverse Effect.

                   (xx) Employee Benefits.

                        (A) Schedule 3(b)(xx) lists each Employee Benefit Plan
                   that the Company maintains or to which the Company contributes.

                            Each such Employee Benefit Plan (and each related
                        trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code.

                            All contributions (including all employer
                        contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                            Except as set forth in Schedule 3(b)(xx), each such
                        Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a).

                            Seller has delivered to the Buyer summary plan
                        descriptions.

                        (B) With respect to each Employee Benefit Plan that
                   the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                            No such Employee Benefit Plan which is an Employee
                        Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted.

                            No action, suit or proceeding with respect to the
                        administration of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending.

                            The Company has not incurred any liability to the
                        PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (xxi) Environmental, Health and Safety. Except as set forth in
         Schedule 3(b)(xxi)(A), the Company has obtained all permits, licenses and other authorizations required under Environmental Laws. The Company is in compliance with the terms and conditions of such permits, licenses and authorizations and has received no notices that it is in violation of the terms and conditions of such permits, licenses and authorizations. Except as set forth on the Environmental Documents, the Company has not disposed nor arranged for disposal or treatment, or arranged with a transporter for transport for disposal or treatment, of any Foreign Materials in any manner which may form the basis for any present or future material claim, demand or action (including, but not limited to, any claim, demand or action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any similar state or local law or ordinance) seeking investigation or clean up of any site, location or body of water, surface or subsurface, or reimbursement of any costs related thereto. No notices, claims, facts, events or conditions with respect to the past or present operations or facilities of the Business or the Company interfere with or prevent continued compliance with, or could give rise to any common law or statutory liability under any Environmental and Safety

         Requirements, including without limitation liability for investigation or clean up costs or liability for personal injury or property damage. Except as set forth in Schedule 3(b)(xxi)(B), (A) the Company is in compliance with all applicable Environmental Laws, and (B) there are no outstanding or threatened citations, notices of violations or orders of noncompliance issued to the Company pursuant to any Environmental Laws.

                  (xvii) Insurance. Schedule 3(b)(xxii) sets forth an accurate description of each insurance policy or arrangement maintained by the Company with respect to the Business (including each self-funded and/or self-administered policy or plan). Seller has delivered to Buyer: (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within 2 years preceding the date of this Agreement; (ii) true and complete copies of all pending applications for policies of insurance; and (iii) any statement of the auditors of the Financial Statements with regard to the adequacy of the Company's insurance coverage or reserves for claims. The Company maintains insurance policies with respect to the assets of the Company and the Business with coverage adequate for the operation of the Business. All such insurance policies are in full force and effect and the Company is not in breach or default with respect to its obligations under such insurance policies.

                  (xviii) Customers. Schedule 3(b)(xxiii) lists the Company's 25 largest customers. Except as disclosed on Schedule 3(b)(xxiii), the Company has not received notice that any such customer intends to terminate or materially reduce its business with the Company and Seller has no knowledge of any such intent and no such customer has terminated or materially reduced its business with the Company in the last 12 months.

                  (xix) Vendors. Schedule 3(b)(xxiv) lists the Company's 10 largest vendors. The Company has not received notice that any such vendor intends to terminate or materially reduce its business with the Company and Seller has no knowledge of any such intent, and no such vendor has terminated or materially reduced its business with the Company in the last 12 months.

                  (xx) Conflicts of Interest. Except as set forth in Schedule 3(b)(xxv), no director or stockholder of the Company, nor any Affiliate of any such person, and no officer of the Company, nor any Affiliate of any officer, now has or within the last three years had, either directly or indirectly:

                        (A) An equity or debt interest in any corporation,
                   partnership, limited liability company, joint venture, association, organization or other person or entity that furnishes or sells or during such period furnished or sold services or products to the Company or purchases or during such period purchased from the Company any goods or services or otherwise does or during such period did business with the Company or competes or during such period was in competition with the Company; or

                        (B) A beneficial interest in any contract, commitment or
                   agreement to which the Company is or was a party or under which the Company is or was obligated or bound, to which any of its properties may be or may have been subject.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT.

         Buyer and Parent represent and warrant to Seller that the statements contained in this

Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the Schedules attached hereto.

         (a) Organization of the Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

         (b) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Brokers' Fees. Except as set forth on Schedule 4(c), Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         (d) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order or decree of any government, governmental agency, or court to which Buyer is subject or any provisions of its organizational documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or which it is bound or to which any of its assets is subject.

         (e) Litigation. Except otherwise as set forth in Schedule 4(e), there is no pending action, suit or proceeding: (i) that has been commenced by or against the Buyer or any of the assets owned or used by the Buyer; or (ii) that challenges, or may have the affect of preventing, delaying, making illegal or otherwise interfering with the execution and performance of this Agreement and that transactions contemplated thereby.

         (f) Investment Intent. Buyer is purchasing the Shares for investment, and not with a view to the distribution thereof.

5.   There Is No Section 5.

6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

         (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party.

         (b) Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

         (c) Non-Competition; Non-Solicitation. As a condition precedent to Buyer entering into and performing its obligations under this Agreement, Seller agrees that:

             (i) During a period of five (5) years from the Closing Date (the "Non-Competition Period"), it shall not, anywhere in the United States of America, directly or indirectly, either for itself or for any other Person, own, operate, manage, control, engage in, participate in, invest in, permit its name to be used by, act as consultant or advisor to, render services for (alone or in association with any Person) or otherwise assist in any manner, any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly engages or proposes to engage in (A) the manufacture, distribution or sale of any products or goods manufactured, distributed or sold (or proposed to be manufactured, distributed or sold) by the Company prior to the date of this Agreement (the "Products") or (B) the provision of any services or the manufacture, distribution or sale of any products or goods that are similar to, may be used as substitutes for, are in competition with or may detract from any of the Products. Nothing herein shall prohibit the Seller from being a passive owner of not more than 3% of the outstanding stock of any class of securities of a publicly traded corporation engaged in such business, so long as it does not actively participate in the business of such corporation.

             (ii) During the Non-Competition Period, Seller will not directly or indirectly offer employment to or hire (in any capacity) any employee of the Company without the prior written consent of Buyer, provided that if the Company terminates the employment of an employee, then Seller may thereafter offer employment to or hire such former employee.

             (iii) If, at the time of enforcement of this Section 6(c), a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

             (iv) Seller acknowledges that the foregoing restrictions are reasonable and further recognizes and affirms that in the event of breach by it of any of the provisions of this Section 6(c), money damages would be inadequate and Buyer would have no adequate remedy at law. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's obligations under this Section 6(c) not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 6(c) (including, without limitation, the extension of the Non-Competition Period by a period equal to (A) the length of the violation of this Section 6(c) plus (B) the length of any court proceedings necessary to stop such violation). In the event of a breach or violation by Seller of any of the provisions of this Section 6(c), the running of the Non-Competition Period (but not of Seller's obligations under this Section 6(c)) shall be tolled with respect to Seller during the continuance of any actual breach or violation.

         (d) Mutual Assistance and Records. Buyer and Seller agree that they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by any governmental authority required to be submitted jointly by Buyer and Seller in connection with the execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. Subsequent to the Closing, Seller, at its own cost, will assist Buyer (including by the retention and provision of access to relevant records) in the defense of any audits or litigation to the extent that such assistance is reasonably requested and relates to periods prior to the Closing Date.

7.   There is no Section 7.

8.   There is no Section 8.

9.   ADDITIONAL AGREEMENTS.

         (a) Survival of Representations, Warranties and Covenants. All the representations, warranties, covenants and agreements set forth in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation, inquiry or examination made for or on behalf of or any knowledge of Buyer or Seller or any of Buyer's or Seller's Affiliates, officers, directors, employees, agents, or representatives or the acceptance by Buyer or Seller of any certificate or opinion; provided that the representations and warranties contained in Sections 3 (except Sections 3(a) and 3(b)(xiv), (xx) and
(xxi)) and 4 of this Agreement shall survive for a period of two years from the date hereof (the "Survival Date").

         (b) Indemnification.

             (i) Subject to Sections 9(b)(iii) and 9(b)(iv), and in addition to all rights and remedies available to Buyer at law or in equity, Seller shall indemnify Buyer and each of its Affiliates, directors, employees, agents, representatives, successors and permitted assigns (the "Buyer Group") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss, liability, demand, claim, proceeding, assessment, action, cause of action, cost, damages, deficiency, Tax, penalty, fine or expense (excluding lost profits, incidental or consequential damages), whether or not arising out of third party claims (including interest, penalties, reasonable attorneys', engineers' and consultants' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses") which any such person may suffer, sustain or become subject to, as a result of, in connection with, arising out of, relating or incidental to or by virtue of:

                 (A) any misrepresentation or breach of warranty on the part of
             Seller under Section 3 of this Agreement;

                 (B) any misrepresentation in or omission from any of the
             representations, warranties, statements, schedules and exhibits, certificates or other instruments or documents furnished to

             Buyer by Seller pursuant to this Agreement;

                 (C) any nonfulfillment or breach of any covenant or agreement on the part of Seller under this Agreement;

                 (D) any action, demand, proceeding, investigation or claim by any third party (including governmental agencies) against or affecting Buyer, the Business, or the Company which may give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of Seller;

                 (E) any liabilities or obligations of or affecting Buyer, the
             Business or the Company under any Environmental and Safety Requirement that is related in any way to facts, events, occurrences, circumstances, activities or other conditions that occurred or existed on or prior to the Closing Date, (provided however, that if the facts, events, occurrences, circumstances, activities or conditions giving rise to liabilities or obligations occur or arise both prior to and after the Closing Date, then an appropriate apportionment of the liabilities and obligations shall be made to reflect the facts, events, occurrences, circumstances, activities or other conditions arising prior to and after the Closing Date) including, but not limited to, (1) any such liability or obligation relating to assets or property formerly owned, leased or operated by the Company, or (2) any such liability or obligation relating to the presence or release of Foreign Materials at, on, in or under any property of the Company, or the migration of Foreign Materials under or from any property of the Company;

                 (F) any claim for payment of fees and/or expenses of a broker or finder in connection with the origin, negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and Seller; or

                 (G) any liabilities or obligations of or affecting Buyer, the
             Business or the Company resulting from or related to non-compliance with any applicable law with respect to any Employee Benefit Plan prior to the Closing Date.

Losses shall be reduced by and to the extent of the actual recovery of insurance proceeds payable in connection with such Losses and shall be further reduced by into the extent of any income tax benefit resulting from any or deductions arising from such Losses.

With respect to claims for breaches of representations and warranties contained in Section 3 hereof (except Sections 3(a) and 3(b)(xiv), (xx) and (xxi)) Seller will not be liable for any Losses with respect to any breaches of such representations and warranties unless written notices of a possible claim for indemnification is given by Buyer to Seller on or before the Survival Date, it being understood that so long as such written notice is given on or prior to the Survival Date, such representations and warranties shall continue to survive until such matter is resolved. Notwithstanding the foregoing, any breaches of the representations and warranties contained in Sections 3(a) and 3(b)(xiv),
(xx) and (xxi) hereof, and any other breaches of the covenants and agreements contained herein, including, without limitation, any breach of the covenants and agreements contained in this Section 9 will not be subject to any time limitations.

                     (i) Subject to Section 9(b)(iv), and in addition to all
                 rights and remedies available to Seller at law or in equity, Buyer and Parent shall indemnify Seller and each of its officers, directors, employees, agents, representatives, successors and permitted assigns and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any Losses (excluding lost profits, incidental or consequential damages) which any such Person may suffer, sustain or become subject to, as the result of, in connection with, arising out of, relating or incidental to or by virtue of:

                         (A) any misrepresentation or breach of warranty on the
                     part of Buyer under Section 4 of this Agreement;

                         (B) any misrepresentation in or omission from any of
                     the representations, warranties, statements, schedules and exhibits, certificates or other instruments or documents furnished to Seller by Buyer pursuant to this Agreement;

                         (C) any nonfulfillment or breach of any covenant or
                     agreement on the part of Buyer under this Agreement;

                         (D) any action, demand or claim by any third party
                     against or affecting Seller which, if it were to be successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of Buyer;

                         (E) any claim for payment of fees and/or expenses as a
                     broker or finder in connection with the origin, negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and Buyer; or

                         (F) any claim arising out of, relating to, resulting
                     from or caused by the conduct of the Business after the Closing Date.

         Losses shall be reduced by and to the extent of the actual recovery of insurance proceeds payable in connection with such Losses and shall be further reduced by and to the extent of any income tax reduction resulting from any deductions arising from such Losses.

         With respect to claims for breaches of representations and warranties contained in Section 4 hereof, Buyer will not be liable for any Losses with respect to such representations and warranties unless written notice of a possible claim for indemnification is given by Seller to Buyer on or before the Survival Date, it being understood that so long as such written notice is given on or prior to the Survival Date, such representations and warranties shall continue to survive until such matter is resolved. Notwithstanding the foregoing, any breach of the covenants and agreements contained in this Section 9 will not be subject to any time limitations.

                     (ii) Notwithstanding anything herein to the contrary,
                 Seller shall not be liable for any Losses incurred by reason of any misrepresentation or breach of Section 3 unless and until Buyer has suffered Losses that exceed $65,000 in the aggregate; provided, however, that if such losses exceed $65,000, then the Seller shall be liable only for the amount by which such losses exceed $39,000. The limitations on indemnification set forth in this Section 9(b)(iii) shall not be applicable to any willful breach of any representation or warranty or to any covenant or agreement contained in this Agreement.

                     (iii) Subject to the foregoing time limits for notifying
                 indemnification claims, any Party making a claim for indemnification under this Section 9 (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided, that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder, except to the extent such failure shall have materially prejudiced the Indemnitor. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnitee's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with a nationally recognized reputable counsel reasonably acceptable to the Indemnitee; provided, that prior to the Indemnitor assuming control of such defense it shall first (x) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights or other qualifications whatsoever) for all liabilities and obligations relating to such claim for indemnification and that it will provide full indemnification (whether or not otherwise required hereunder) to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder, and (y) furnish the Indemnitee with evidence which, in the sole judgment of the Indemnitee, is and will be sufficient to satisfy any such liability; provided further, that:

                           (A) The Indemnitee shall be entitled to participate
                  in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel to be borne by the Indemnitee. Notwithstanding the foregoing, the fees and expenses of such separate counsel incurred prior to the date the Indemnitor effectively assumes control of such defense shall be borne by the Indemnitor;

                           (B) The Indemnitor shall not be entitled to assume
                  control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects (as, for example, in the case of employee discrimination or product liability), (3) the claim seeks an injunction or equitable relief against the Indemnitee; or (4) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                           (C) If the Indemnitor, with the consent of the
                  Indemnitee, shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

         (c) Deed of Trust. Seller shall take all action necessary to prevent the occurrence of an Event of Default, but only with respect to Seller, under Paragraphs (5), (6), (9), (10) or (11) of the Deed of Trust dated December 31, 1996 by the Company in favor of S. Webb Golston.

10.   TAXES.

         (a) At the request of Buyer Seller agrees to join, in an appropriate and timely manner, with Buyer in making elections under Section 338(h)(10) of the Code (and to the extent necessary to allow for an election under Section 338(h)(10) of the Code, an election under Section 338(g) of the Code) and any corresponding election under foreign, state, or local law (the "Section 338(h)(10) Elections") with respect to Buyer's acquisition of the Shares.

         (b) If Buyer requests that a Section 338(h)(10) election be made with respect to Buyer's acquisition of the Shares, Seller agrees to cooperate with Buyer to take all actions necessary or appropriate to effect and preserve timely
Section 338(h)(10) Elections with respect to Buyer's acquisition of the Shares, including but not limited to, participating in the filing of IRS Form 8023 (or any successor form) and any related or comparable forms for state, local, or foreign law purposes (the "Section 338(h)(10) Forms"). If a Section 338(h)(10) Election is made with respect to Buyer's acquisition of the Shares, Buyer shall be responsible for preparing and, to the extent permitted by law, filing all
Section 338(h)(10) Forms with respect thereto. The Modified Aggregate Deemed Sales Price (as defined in Treasury Regulation Section 1.338(h)(10)-1(f)) for the acquisition shall be as determined by Buyer.

         (c) If a Section 338(h)(10) Election is made Seller and Buyer agree to report Buyer's acquisition of the Shares consistently with such election, the allocation of the Modified Aggregate Deemed Sales Price, and the Section 338(h)(10) Forms, or cause to be reported Buyer's acquisition of the Shares consistently with such election, the allocation of the Modified Aggregate Deemed Sales Price, and the Section 338(h)(10) Forms, and take no position in any claim for refund, examination, or any contest (administrative or judicial) that is inconsistent with the Section 338(h)(10) Elections, the Section 338(h)(10) Forms, or the allocation of the Modified Aggregate Deemed Sales Price.

         (d) Seller shall be solely responsible for the payment of all Seller and Company income taxes arising in connection with the transactions contemplated by this Agreement including, without limitation, all income taxes resulting from the Section 338(h)(10) Elections. Buyer shall be solely responsible for the payment of all sales, use, transfer and stamp taxes arising in connection with the transactions contemplated by this Agreement including, without limitation, all sales, use, transfer and stamp taxes resulting from the
Section 338(h)(10) Elections.

         (e) Buyer acknowledges and agrees that it shall have no interest in any net operating loss carryover or capital loss carryover of the Company arising in a period or periods prior to the Closing Date. Buyer further acknowledges and agrees that any refunds of federal and state income taxes paid by the Company for a period or periods prior to the Closing Date shall be solely and exclusively the property of Seller. Buyer shall cooperate with the Seller in obtaining any such refunds.

11. OFFSET. In addition to any rights or remedies which Buyer may have to assert, pursue or enforce any claim against the Seller hereunder or with respect to which the Buyer shall be entitled to indemnification under Section 9 hereof or which Buyer may otherwise possess by virtue of this Agreement or at law or in equity, Buyer shall have the absolute right, but not the obligation, to offset any amount payable to the Seller by an amount equal to any and all of such claims.

12.   MISCELLANEOUS.

         (a) Press Releases and Public Announcements. Prior to the Closing, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law.

         (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) if (and then upon telefax confirmation) it is sent by telefax or (iii) if (and then one business day after) it is sent by nationally recognized overnight delivery service, in each case addressed to the intended recipient as set forth below:

         If to Seller to:                         Copy to:

         Gerald K. Beckmann                       David H. Oden
         Integrated Security Systems, Inc.        Haynes and Boone, LLP
         8200 Springwood Drive                    901 Main Street, Suite 3100
         Irving, Texas                            Dallas, Texas 75202-3739
         Telefax No. 972-869-3843                 Telefax No. 214-651-5940

         If to Buyer to:                          Copy to:

         Wallace W. Meyer                         Thomas W. Van Dyke
         Acquisition Corp.                        Bryan Cave LLP
         4520 Main Street                         1200 Main Street
         Kansas City, Missouri 64111              3500 One Kansas City Place
         Telefax No.: 816-756-5552                Kansas City, Missouri 64105
                                                  Telefax No.: 816-374-3300

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remainder of such term or provision or the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of Buyer and Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.

         (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [signature page follows]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                    DAY'S MOLDING & MACHINERY, LLC



                                    By:
                                    Name:
                                    Title:



                                    GOLSTON ACQUISITION CORPORATION



                                    By:
                                    Name:
                                    Title:



                                    INTEGRATED SECURITY SYSTEMS, INC.



                                    By:
                                    Name:
                                    Title:

                                LIST OF SCHEDULES
                                       TO
                            STOCK PURCHASE AGREEMENT


Schedules                                             Title
---------                                             -----
Schedule 2(b)(i)                                      Intercompany Debt
Schedule 3(a)(iv)                                     Brokers' Fees
Schedule 3(a)(v)                                      Restrictions on Shares
Schedule 3(b)(i)(A)                                   Company's Foreign Jurisdictions
Schedule 3(b)(i)(B)                                   Company's Officers and Directors
Schedule 3(b)(iii)(A)                                 Compliance
Schedule 3(b)(iii)(B)                                 Consents, Approvals
Schedule 3(b)(v)                                      Financial Statements
Schedule 3(b)(vii)                                    Inventories
Schedule 3(b)(viii)                                   Accounts Receivable
Schedule 3(b)(ix)                                     Disclosed Liabilities and Obligations
Schedule 3(b)(xi)                                     Standard Form Product Warranties
Schedule 3(b)(xii)                                    Licenses and Permits
Schedule 3(b)(xiv)                                    Tax Returns and Audits Since December 31, 1996
Schedule 3(b)(xv)(A)                                  Real Property
Schedule 3(b)(xv)(B)                                  Leased or Subleased Real Property
Schedule 3(b)(xvi)                                    Intellectual Property
Schedule 3(b)(xvii)(A)                                Contractual Obligations
Schedule 3(b)(xvii)(B)                                Breached Contracts
Schedule 3(b)(xviii)                                  Litigation
Schedule 3(b)(xix)                                    Proprietary Rights Agreements
Schedule 3(b)(xx)                                     Employee Benefit Plans
Schedule 3(b)(xxi)(A)                                 Outstanding Environmental Consents
Schedule 3(b)(xxi)(B)                                 Compliance with Environmental Laws
Schedule 3(b)(xxii)                                   Insurance Policies
Schedule 3(b)(xxiii)                                  25 Largest Customers
Schedule 3(b)(xxiv)                                   10 Largest Vendors
Schedule 3(b)(xxv)                                    Conflicts of Interest


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

                                LIST OF EXHIBITS
                                       TO
                            STOCK PURCHASE AGREEMENT


Exhibit 2(a)                             Form of Assignments
Exhibit 2(b)(1)                          Form of Subordinated Note
Exhibit 2(b)(2)                          Golston Note
Exhibit 2(b)(3)                          Noncompetition Agreements and Guaranty
Exhibit 2(d)                             Consent, Termination and Release


                                       33